UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 23, 2011
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GAIN Capital Holdings, Inc. (the “Company”) approved the following annual base salaries for 2011, cash bonuses attributable to 2010 performance and equity incentive awards for certain named executive officers of the Company as set forth below:

		2011		Number of Stock	Number of
Name	Position	Base Salary	Cash Bonus	Options(7)	Restricted Shares(7)

Glenn H. Stevens	President, Chief Executive Officer and Directors	$650,000(1)	$1,462,500	129,000	43,000

Henry C. Lyons	Chief Financial Officer and Treasurer	$325,000(1)	$201,000	24,000	8,000

Timothy O’Sullivan	Global Head of Trading	$275,000(2)	$836,500	36,000	12,000

Samantha Roady	Chief Marketing Officer	$285,000(3)	$260,000	36,000	12,000

Diego A. Rotsztain	General Counsel and Secretary	$325,000(4)	$—(5)	18,169(6)	23,379(6)

Jeffrey A. Scott	Chief Commercial Officer	$325,000(4)	$—(5)	60,000(6)	20,000(6)

(1)	Represents no change in annual base salary from 2010 amounts.

(2)	Represents an increase of approximately 14.6% in annual base salary, effective as of February 16, 2011.

(3)	Represents an increase of approximately 18.8% in annual base salary, effective as of February 16, 2011.

(4)	Represents base salary amounts in accordance with the executive’s 2011 employment agreement.

(5)	The executive was not employed by the Company in 2010 and, therefore, was not eligible for a cash bonus attributable to 2010 performance.

(6)	Represents equity awards in accordance with the executive’s 2011 employment agreement.

(7)	Grant date was March 23, 2011.

     Each of the stock options described above was granted on March 23, 2011 pursuant to, and subject to, the terms of the Company’s 2010 Omnibus Equity Incentive Plan (the “Equity Plan”). The stock options (i) have a seven-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on the New York Stock Exchange, on the date of grant, March 23, 2011, (iii) vest 25% annually over four years commencing upon the first anniversary of the date of grant, subject in each case to continued employment or service to the Company, and (iv) otherwise were granted on the same standard terms and conditions as other stock options granted pursuant to the Equity Plan.
     Each restricted stock award described above was granted on March 23, 2011 pursuant to, and subject to, the terms of the Company’s Equity Plan. The restrictions on the restricted stock awards lapse at a rate 25% annually over four years commencing on the first anniversary of the date of grant.
     The adjustments to base salary and other awards described above were made in connection with each such executive officer’s annual performance review. The annual cash bonuses for 2010 were awarded in the discretion of the Compensation Committee and were based on each executive officer’s previously determined cash bonus target for 2010, as established by the Compensation Committee, the achievement by the Company of its corporate goals and other significant accomplishments, the achievement by the executive officer of his or her individual goals during 2010 and the Compensation Committee’s evaluation of the performance of each executive officer. The stock option and restricted stock awards for each executive officer were awarded in the discretion of the Compensation Committee and were based on each executive officer’s goals and objectives for 2011 and the Compensation Committtee’s determination as to each such executive officer’s expected contribution during 2011, as well as an assessment of the level of incentive compensation that would appropriately align the executive officer’s interests with those of the Company’s shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN CAPITAL HOLDINGS, INC.
Dated: March 25, 2011	By:	/s/ Henry Lyons
		Name:	Henry Lyons
		Title:	Chief Financial Officer and Treasurer